UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
         --------------------------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report (Date of earliest
                                event reported):
                                December 26, 2007

                             HEARTLAND EXPRESS, INC.
             (Exact name of registrant as specified in its charter)


                        Commission File Number - 0-15087


            NEVADA                                            93-0926999
(State of other Jurisdiction                             (IRS Employer ID No.)
        of Incorporation)

901 NORTH KANSAS AVE, NORTH LIBERTY, IA                           52317
(Address of Principal Executive Offices)                       (Zip Code)


        Registrant's Telephone Number (including area code): 319-626-3600

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 20, 2007, the Board of Directors (the "Board") of Heartland Express, Inc. (the "Company") amended the Company's Bylaws (i) to allow for the issuance, recordation, and transfers of shares of the capital stock of the Company ("Shares") by electronic or other means not involving the issuance of certificates and to provide that Shares shall be represented by certificates, provided that the Board may provide by resolution or resolutions that Shares may be issued in uncertificated form, thereby making the Company eligible to participate in a direct registration system in accordance with Nasdaq Marketplace Rule 4350(l), and (ii) to provide that the provisions of Sections
78.378 to 78.3793, inclusive, of the Nevada Revised Statutes (the "Control Share Statutes") shall not apply to the Company or to an acquisition of a controlling interest by any existing or future stockholders of the Company ((i) and (ii) together, the "Amendment").

Prior to the Amendment, Article VIII of the Company's Bylaws was silent as to the issue of uncertificated shares, and Article IX of the Company's Bylaws was silent as to the applicability of the Control Share Statutes to the Company. The Control Share Statutes only apply to Nevada corporations with 100 or more stockholders residing in Nevada. The Board reviewed information concerning the beneficial owners of the Shares and believes that as of the date of such information the Company had only 36 stockholders in Nevada. Based on this review, the Board determined that the Control Share Statutes would not currently apply to the Company. The Board believes that the Amendment eliminates any uncertainty as to whether the Control Share Statutes apply to the Company to the extent the Company's stockholders were unsure of the number of stockholders residing in Nevada.

The description of the Amendment is qualified in its entirety by the complete text of the Amendment, which is attached to this Form 8-K as Exhibit 3 and incorporated by reference into this Item 5.03.



Item 9.01 Financial Statements and Exhibits.
     (d)  Exhibits.

   EXHIBIT
    NUMBER    EXHIBIT DESCRIPTION

      3       Amendment to the Bylaws of Heartland Express, Inc.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

                                              HEARTLAND EXPRESS, INC.

Date: December 26, 2007                       BY:______________________________
                                              JOHN P. COSAERT
                                              Vice-President
                                              Finance and Treasurer

                                  EXHIBIT NO. 3

               Amendment to the Bylaws of Heartland Express, Inc.

     THIS AMENDMENT TO THE BYLAWS OF HEARTLAND EXPRESS, INC., a Nevada corporation (the "Company") amends and restates the Bylaws of the Company (the "Bylaws"). Effective December 20, 2007, Sections 1 and 2 of Article VIII of the Bylaws are deleted in their entirety and replaced with the following Sections 1 and 2 of Article VIII, and the following Section 5 is hereby added to Article IX of the Bylaws:

                                  "ARTICLE VIII
                               STOCK CERTIFICATES

     Section 1. Stock Certificates; Uncertificated Shares.
                -----------------------------------------

     (a) Where any shares of the capital stock of the Corporation are represented by certificates, each certificate shall be signed by the Chairman of the Board or the President and the Treasurer or an assistant treasurer or the Secretary or an assistant secretary of the Corporation, exhibiting the number and class (and series, if any) of shares owned by him, and bearing the seal, if any, of the Corporation. Such signatures and seal, if any, may be facsimile. A certificate may be manually signed by a transfer agent or registrar other than the
          Corporation or its employee and may be a facsimile. In case any officer who has signed, or whose facsimile signature was placed on, a certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the
          Corporation with the same effect as if he were such officer at the date of its issue.

     (b) All stock certificates representing shares of capital stock which are subject to restrictions on transfer or to other restrictions may have imprinted thereon such notation to such effect as may be determined by the Board of Directors.

     (c) The Board of Directors of the Corporation may authorize the issuance of uncertificated shares of some or all of the shares of any or all of its classes or series. The issuance of uncertificated shares shall have no effect on existing certificates for shares until surrendered to the Corporation, or on the respective rights and obligations of the stockholders. Unless otherwise provided by applicable law, the rights and obligations of stockholders shall be identical whether or not certificates represent their shares of stock. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner of such shares a written statement containing the information required to be set forth or stated on actual stock certificates as specified herein or by applicable law. At least annually thereafter, the Corporation shall provide to its stockholders of record, a written statement confirming the information contained in the informational statement previously sent pursuant to this section.

     Section 2. Registration of Transfer. Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer; or, in the case of uncertificated shares, upon compliance with appropriate procedures for transferring shares in uncertificated form, it shall be the duty of the Corporation or its transfer agent to issue a new certificate or uncertificated share, as applicable, to the person entitled thereto, to cancel the old certificate, if any, and to record the transaction upon its books.

                                   ARTICLE IX
                               GENERAL PROVISIONS

     Section 5. Nevada Acquisition of Controlling Interest Statute. The provisions of Sections 78.378 to 78.3793, inclusive, of the Nevada Revised Statutes shall not apply to the Company or to an acquisition of a controlling interest (as defined in the statute) by any existing or future stockholders of the Company."


                                 END OF REPORT